Exhibit 10.02
CONFIDENTIAL TREATMENT REQUESTED

AMENDMENT TO AMENDED AND RESTATED SERVICES AGREEMENT
EFFECTIVE AS OF SEPTEMBER 11, 2001 BY AND BETWEEN
INTUIT INC. AND INGRAM MICRO INC. (the “Agreement”)

The above referenced Agreement is hereby modified and amended as of December 1, 2003, as follows:

Section 6, Reviews, (b) is amended to add the following:

Effective 2/1/04, the maximum amount of Quarterly Review Payouts will be * annually, based on Vendor’s performance across all SLA’s included in the Quarterly Review Form. Quarterly Reviews may also result in monetary penalty to Vendor if performance ratings fall below agreed upon service levels. The maximum penalty to be assessed will be * annually based on Vendor’s performance across all SLA’s Included in the Quarterly Review Form.

Section 8, Term/Termination, (a) is amended: Unless otherwise terminated in accordance with this Agreement, the term of this Agreement shall begin on the Effective Date and will continue thru September 10, 2006,

1.	Exhibit B is deleted and replaced by “Exhibit B (December 1, 2003)” attached to this Amendment.

2.	Exhibit C is deleted and replaced by “Exhibit C (December 1, 2003)” attached to this Amendment.

3.	Exhibit D is deleted in its entirety.

4.	Exhibit E is deleted and replaced by “Exhibit E (December 1, 2003)” attached to this Amendment.

All other terms and conditions of the Agreement shall remain unchanged.

INGRAM MICRO INC.		INTUIT INC.

By:	/s/ BRYAN C. MOYNAHAN	By:	/s/ M. ROENIGK
Name:	Bryan C. Moynahan	Name:	Mark Roenigk
Title:	Vice President/General Manager	Title:	Vice President, Supply Chain
Operations

We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission (SEC). We omitted such portions from this filing and filed them separately with the SEC.

Exhibit B Payments and Fees
(Effective Dec 1, 2003)

Monthly Fixed Cost

•	Logistics Program Services and Support	$	*

•	Program Management

•	Order Management/ Customer Service

•	IT Project Management

•	Inventory Reconciliation Services

•	IPMG/ Postponement/ Rework Management

•	Program Accounting/ GL/ Reporting Analysis

•	Operations Support

•	Telephone / Fax

LEGAL

•	Telecom Maintenance

•	Occupancy

•	Corporate overhead

•	Allocations to variable cost

Variable Cost

•	Pick, pack and Ship (per unit)	$	*

•	Pick, pack and Ship (per unit) RUSH	$	*

•	Returns - Software (per unit)	$	*

•	Returns - POS Hardware (per unit)	$	*

•	Product Destruction (per Ib.)	$	*

•	Pallet Storage per month*		*

•	Labor rates for *

	-Between 8 and 5 p.m. (local time) Mon. thru Fri.		*

	-Overtime (Greater than 40 hours - Mon. thru Frl., Weekends)		*

•	Other expenses and travel cost for *	Cost *

•	Materials and Corrugate shall be * and shall be
subject to change. Intuit shall purchase * from Vendor *.

We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission (SEC). We omitted such portions from this filing and filed them separately with the SEC.

We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission (SEC). We omitted such portions from this filing and filed them separately with the SEC.

Page 1 of 2	Dec. 1, 2003

Rework Pricing

Pricing is based on historical rework scenarios fulfilled by IML for Intuit.

Locate
								Apply				and			Weight
		Apply	Apply	Apply	Apply	Remove/	New	Master	Apply	Apply	Display	Remove	Salvage	Locate	Product
	Remove	Promo	UPC	Pilfer	Price	Replace	Master	Carton	Velcro	Sensormatic	Pallet	Rebate	Master	Rebate	(internal
Rework Pricing	Sticker	Sticker	Label	Seal	Level	Inserts	Carton	Label	Loop	tag	Breakdown	Coupon	Carton	Coupon	contents)	Per Unit
Scenario	X	X														$	*
Scenario				X		X		X								$	*
Scenario			X	X		X		X	X	X						$	*
Scenario											X					$	*
Scenario													X			$	*
Scenario		X														$	*
Scenario	X	X	X	X								X				$	*
Scenario	X	X				X						X				$	*
Scenario		X	X		X											$	*
Scenario			X		X			X								$	*
Scenario				X		X								X		$	*
Scenario															X	$	*
Scenario														X		$	*
Scenario			X		X		X									$	*

We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission (SEC). We omitted such portions from this filing and filed them separately with the SEC.

We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission (SEC). We omitted such portions from this filing and filed them separately with the SEC.

Page 2 of 2	Dec. 1, 2003

Exhibit C

Service Level Commitments

Beginning February 1, 2004, IML shall be required to perform the Services in accordance with the Service Level Commitments described in this Exhibit C.

Order Management & Customer Service

•	* of orders will be printed (released to the warehouse) on the same business day received. This calculation will exclude all exception orders such as new store opening, future dated orders, ship completes, backorders, and pallet orders.

•	* of all electronic proof of delivery (ePOD) data that is provided by the carriers (that have existing EDI 214 connections with IML) will be delivered to Intuit within * of report availability from carrier to IML.

•	* of all manual proof of delivery (POD) information (from those carrier shipments that are not provided in the ePOD report) will be delivered to Intuit within * of delivery notification from carrier to IML.

•	IML response to customer shipment claim inquiries (as defined in the Statement of Work) is no more than *from the time IML receives the customer inquiry as long as total claims per day does not exceed
* IML will provide fnal resolution (acceptance or denial) on
* of all claims within * business days as long as total claims per day does not exceed *.

•	* of all RMAs created by IML Customer Service, keyed into IML’s system, will be accurate.

•	No more than * of order failures within Intuit’s fiscal month as a result to IML retailer set up.

Fulfillment Services

•	* On-Time Fulfillment: Provided IML has adequate Inventory to fulfill the order, and provided the order is received before the * Cut-Off Time (Warehouse, Local Standard Time) during *, and/or * Cut-Off Time (Warehouse, Local Standard Time) during *, IML will process * of all printed orders on the business day received unless daily volume exceeds * in the * facility and * in the * facility. Printed orders in excess of these amounts will be given an additional business day for processing. This calculation will exclude all exception orders such as new store opening, future dated orders, ship completes, backorders, and pallet orders. * of those orders released after the * (Local Standard Time) Cut-Off Time will be processed by IML by the Cut-Off Time on the following business day.

•	* Fulfillment Accuracy: IML’s Shipping Operation will accurately fulfill Orders. Fulfillment accuracy is calculated by adding the total approved short ship units (code SS) + over ship units (code OS) + warehouse picking error units (code WW) and dividing the sum by total units shipped

•	* On Time Delivery to Intuit’s customers * . Exclusions from this calculation are specified in SLA 1.0, On-Time Delivery.

Schedule of defects for On Time Delivery by number of shipments per month
* On Time Delivery	= Acceptable
* On Time Delivery	= Corrective Action 1
* On Time Delivery	= Corrective Action plus * reduction in Freight Savings Gain Share opportunity (ex. *)

1 “Corrective Action” means that IML will take the appropriate action described in the Corrective Action Response Process set

We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission (SEC). We omitted such portions from this filing and filed them separately with the SEC.

Page 1 of 4	Dec. 1, 2003

ERP and IT Integration

•	* up time for any IML-operated FTP site used for scheduled business transactions for Intuit and or its business partner(s)

•	Turnaround time of no more than * for an EDI997 response to an Intuit EDI850 transaction

•	* Advanced Ship Notice (ASN/EDI856) accuracy as measured by Intuit is based on the number of shipping lines on the ASN files each day and the number of errors within those lines of data as transmitted by IML. Intuit will measure this on a monthly basis.

•	No more than * within a given month where IML business applications fail to process or send scheduled transactions.

•	IML will communicate any IML system failures affecting Intuit, and provide to Intuit updates as to the status of such failures based on the following escalation procedure:

First Update to
Priority Level	Description	Escalate After	Customer
P1	Production system is down; unable to conduct business or possibility of immediate severe financial impact to business	*	1 hour from time of original call
P2	Production system partially Impacted; business continues; some financial impact possible	*	2-3 hours from time of original call
P3	Minimal Impact to production systems	*	Within 24 hours

*	IML will notify Intuit once per day of all rejected orders on the FTP EDI acknowledgment report (EDP945), which will be posted, to the Intuit/IML FTP site nightly. In addition, IML will notify Intuit within 3 business hours of any order that is rejected the same day it has been received by IML

*	No less than * uptime of online access to IML’s system (IMPulse / IMFirst / Cyclone) during regular business hours due to an IML systemic failure. IML will notify Intuit a minimum of 48 hours prior to any Scheduled Downtime (as defined herein) to IML’s systems (IMPulse / IMFirst / Cyclone).

*	IML will ensure Impulse up time * during the term excluding Scheduled Down time for batching and end of fiscal month activity as follows:

For purposes of these Service Level Commitments, “Scheduled Downtime” for IML’s CAPS and the WEB systems include downtimes that affect Intuit’s access to real time pricing and availability, ordering, order status and RMA status; provided that such downtimes occur during the following times:

Monday thru Friday — Midnight to 4 AM PST
Saturday – 8 PM to Midnight
PST Sunday — All day

Scheduled Downtime shall also include the following times:

IML’s system shuts down on Saturday at 3 PM PST until Monday at 4 AM PST on month end Saturdays, based on a 4-4-5 fiscal calendar. These dates are reflected in the following schedule for IML fiscal year 2004:

January 3, 2004
January 31, 2004
February 28,2004
April 3, 2004
May 1, 2004
May 29, 2004
July 3, 2004
July 31, 2004
August 28, 2004
October 30, 2004
November 27, 2004

January 1, 2005

We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission (SEC). We omitted such portions from this filing and filed them separately with the SEC.

We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission (SEC). We omitted such portions from this filing and filed them separately with the SEC.

Page 2 of 4	Dec 1, 2003

IML will publish scheduled downtime dates for years 2005 & 2006 as they become available.

These additional periods of Scheduled Downtime are necessary because IML performs batch processing for its fiscal month ends and shuts down its systems during these times.

Orders received during downtimes will be queued and processed when the system is available.

•	IML must meet a minimum of * on-time for all Small Enhancements and Project Milestones within a month.

•	IML must meet a minimum on-time performance of * for all testing per the Testing Category Descriptions as described in SLA 13.0 “On-Time Retail Customer Requirements Testing”.

Report Capabilities & Metrics

•	* of all reports as described in Attachment G will be provided to Intuit on time. IML will make best faith efforts to provide daily, automated reports per the agreed-upon timing.

•	Intuit will rely upon * accuracy for all IML produced reports for all active daily or informational reports as described in Attachment G. IML will perform self-audits to ensure accuracy and inform Intuit immediately of any defects and provide Intuit with a corrective action plan within *. Intuit may conduct random audits to ensure compliance.

Intuit Discovered Defects per month
*	= Acceptable
*	= Corrective Action
*	= Corrective Action plus * reduction in Freight Savings Gain Share opportunity each month

•	Timeliness of reports. Daily FTP files to be available prior to 6:00 AM PST and the weekly FTP files to be available prior to 6:00 AM PST Monday mornings.

•	Reports covered by these Service Level Commitments are described in Attachment G of the Statement of Work.

Warehousing & Inventory Management

•	* Product SKUs will be set up accurately All SKUs are set up based on Intuit-provided information/SkU set up documentation. Inaccurate SKU set up includes but is not limited to, incorrect product description, incorrect assignment to vendor code (Intuit Business Unit), and duplicated SKUs (2 or more of the same SKU set up in IML’s system).

•	* Inventory Shrinkage Accuracy based on twice yearly physical audits and calculated based on total SKU level net physical Inventory adjustments in units divided by total inventory movement in units from the previous physical inventory date. IML will resolve any Inventory discrepancy within * and report back data, root cause and solution to Intuit.

•	* Inventory Accuracy based on daily cycle count/shortages. IML will resolve any Inventory discrepancy within * and report back data, root cause and solution to Intuit.

•	No more than * of all Intuit’s contract manufacturer’s Less than Truckload (LTL) and Truckload (TL) orders arriving no more than * business days for Replenishment and, upon Intuit’s request, * for expedited orders from Intuit’s contract manufacturer’s facility to IML’s distribution center and as scheduled below.

•	Intuit’s contract manufacturer located in *

•	Intuit’s contract manufacturer located in * (except *, which will be *)

We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission (SEC). We omitted such portions from this filing and filed them separately with the SEC.

Page 3 of 4	Dec 1, 2003

Countdown to measure this service level will start *. Shipment date = day 0. Corrective action is as follows in the schedule below. *

Returns Management

•	* Warehouse Processing Accuracy on returns reconciliation is calculated on total Intuit-approved return unit discrepancies (code RT) divided by total return unit inventory movement.

•	* of all data collection for door logging of all inbound RMA’s, inclusive of shipping ID number for audit purposes

•	Returns Cycle Time: No more than * business days to process Intuit returns from the date of IML’s receipt of such returns.

We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission (SEC). We omitted such portions from this filing and filed them separately with the SEC.

Page 4 of 4	Dec 1, 2003

*	Exhibit E

We have requested confidential treatment for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission (SEC). We omitted such portions from this filing and filed them separately with the SEC.

Page 4 of 4	Dec 1, 2004